Contact:     Roger L. Christensen, President and CEO
                            541/298-6633 or rchristensen@columbiabancorp.com
                            Greg B. Spear, Vice Chair and CFO
                            541/298-6612 or gspear@columbiabancorp.com

================================================================================

                Columbia Bancorp Releases Stronger Than Expected
                        Fourth Quarter and 2007 Earnings

    THE DALLES, Ore., Jan. 23 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, reported fourth quarter net earnings of $4.1 million or $0.41 per diluted share, exceeding analysts' published expectations of $3.7 million or $0.35 per diluted share. "We're pleased with how 2007 ended in light of the challenges faced by our industry during the year," said Roger Christensen, President and CEO.

      KEY FOURTH QUARTER FINANCIAL HIGHLIGHTS
      ---------------------------------------
      --    4Q07 Return on Equity (ROE) was 16.28%
      --    4Q07 Return on Assets (ROA) was 1.61%
      --    4Q07 Net Interest Margin (NIM) (tax equivalent) was 5.48% -- 4Q07
            Efficiency Ratio was 55.33%


      KEY YEAR-END FINANCIAL HIGHLIGHTS
      ---------------------------------
      --    2007 Total Assets were $1.0 billion
      --    2007 Gross Loans were $879.1, a YTD growth rate of 8%
      --    2007 Deposits were $922.9, a YTD growth rate of 7%
      --    2007 Return on Equity (ROE) was 14.96%
      --    2007 Return on Assets (ROA) was 1.43%
      --    2007 Net Interest Margin (NIM) (tax equivalent) was 5.61% -- 2007
            Efficiency Ratio was 56.49%


"We made a commitment in 2007 to our shareholders, customers and employees to strengthen our focus on the core operations of the bank. That focus resulted in the opening of our new Vancouver, Washington branch and the expansion of our Administrative offices. In addition, we have undertaken a re-engineering of our operational support structure in both The Dalles, Oregon and Vancouver, Washington to achieve more effective and efficient product and service delivery," explained Christensen. "In 2008, we are continuing our strategy of investment in the bank and we believe we are well-positioned for the future."

INCOME STATEMENT PERFORMANCE
----------------------------

Fourth quarter revenue (net interest income plus non-interest income) stood at $16.0 million, down $475 thousand or 3% from the same quarter 2006 revenues of $16.5 million. This contributed to year-to-date revenues of $63.9 million, up 2% from 2006 year-end revenues of $62.5 million. "Revenues for Columbia remained fairly level during the fourth quarter and full year 2007 at a time when the financial industry is facing significant challenges as net interest margins compress and credit quality weakens. Our sales team worked diligently to build relationships and grow deposits, which contributed to our success," stated Greg Spear, Columbia's Vice Chair and Chief Financial Officer.

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COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 2 of 7

The tax-equivalent net interest margin (NIM) for the quarter ended December 31, 2007 was 5.48%, down 88 basis points from the same quarter 2006 NIM of 6.36%. At the close of 2007, the NIM was 5.61%, as compared to 6.44% at year-end 2006, an 83 basis point drop. Columbia expects to see the margin continuing its compression with the possibility of additional cuts in the fed funds rate.

Loan loss provision for the quarter ending December 31, 2007 trended down to more historic levels to $590 thousand. This was a decrease of $160 thousand or 21% from the fourth quarter of the previous year. Year-over year, the provision is $4.7 million, up about 63% or $1.8 million over the year-end 2006 balance of $2.9 million. The increase year-over-year was related mainly to the deterioration of a loan to a single borrower in the potato industry.

Non-interest income for the fourth quarter 2007 increased $385 thousand or 16% to $2.9 million, from $2.5 million in the same quarter of 2006. For the year-end 2007, non-interest income was $10.8 million, up 10% from $9.8 million in the previous year. Impressive gains in revenue were realized at year-end for CRB Financial Services, CRB Mortgage Team and Bankcard contributions.

Non-interest expense for the fourth quarter of 2007 was $8.9 million and $36.1 million for the year. Comparatively, those figures for the same periods in 2006 were $9.1 million and $34.4 million, respectively. Year-over-year, the increase is attributable to expenses associated with the ongoing expansion into new markets and investments in core operations. Salaries and benefits fell 7% in the fourth quarter to $4.8 million from $5.2 million in the same quarter of 2006, and remained flat from 2006 to 2007. "Again, we see the overall effect of the bank-wide management of discretionary spending during the year," explained Craig Ortega, Columbia River Bank's President. "As we had stated in our third quarter press release, our salary and benefit expenses were level year-over-year because of a significant reduction in our incentive compensation," he added.

Columbia reported diluted earnings per share for the final quarter of 2007 of $0.41 and $1.42 for the year. This is an 8% decrease over the annual 2006 diluted earnings per share of $1.55.

Columbia's efficiency ratio ended the fourth quarter 2007 at 55.33% compared to 55.31% in the same quarter of the prior year. For year-end 2007, the efficiency ratio was 56.49%, up slightly from the 2006 ratio of 55.00%. The year-over-year increase is due to higher non-interest expenses.

BALANCE SHEET PERFORMANCE
-------------------------

Columbia's total assets remained relatively unchanged from 2006 to 2007, ending the year at $1.0 billion. Shareholder equity grew 12% from $91.0 million at the end of 2006 to $102.2 million at year-end 2007. This equates to book value of $10.18 and $9.12 per outstanding share respectively. Tangible book value per share at December 31, 2007 was $9.44, up 13% from $8.38 for the prior year.

The company's loan portfolio grew 8%, up $65.6 million to $879.1 million at the end of 2007, compared to $813.4 million at the end of 2006. "There has been a real estate slowdown in the Central Oregon region, but our other market areas contributed to our growth," said Shane Correa, Executive Vice President and Chief Banking Officer.

Total deposits increased $63.8 million to $922.9 million from the 2006 balance of $859.1 million, a 7% gain. "We've hired deposit relationship officers in the Bend, Oregon and Tri-Cities, Washington areas which are key components of our core deposit gathering strategy. Gathering deposits continues to be a focus for all of our employees," said Correa. "We believe that these resources will help us achieve loan and deposit growth rates above the competition in our markets."

COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 3 of 7

ASSET QUALITY
-------------

Non-performing assets (NPAs) were $10.5 million at year-end 2007, an increase of $5.3 million or 102% over year-end 2006, and an increase of $1.4 million over the third quarter of 2007. Most of the 2007 increase in NPAs took place in the second and third quarters as discussed in prior earnings releases. Seventy percent of the NPA totals ($7.3 million) continue to be centered in two residential home development loans in the Portland / Vancouver metro area as disclosed in our third quarter earnings release. The remainder of the year-end NPAs ($3.2 million) is primarily the balances of six other loans on non-accrual and $516,000 held in Other Real Estate Owned (OREO.) All of the non-accrual loans have action plans in place at year-end to minimize and avoid loss and Risk Management will monitor first quarter 2008 developments very carefully to measure the plans' effectiveness.

Year-over-year, net charge-offs grew from $1.6 million to $3.7 million, a 133% increase. In the fourth quarter of 2007, net charge-offs decreased 73% to $139 thousand from $523 thousand in the comparable quarter of 2006. The vast majority of the 2007 charge-offs were related to the non-performing potato loan mentioned earlier.

COMPANY BUSINESS TRENDS
-----------------------

Columbia will continue to focus on core functions of the bank as the company heads into 2008:

      --    Controlled branch expansion, including construction and opening of
            Yakima, Sunnyside and Vancouver permanent branches in Washington in late-second to early-third quarter of 2008
      --    Balanced loan and deposit growth
      --    Enhanced products, services and delivery systems -- Restructuring and enrichment of core operations


"Our focus on enhanced core operations will contribute to improved efficiencies and boost revenues as we look to the next three to five years," said Roger Christensen. "We are building a scalable back office, hiring the right people for the right jobs and shoring up our ability to effectively manage our bank during this economic downturn. As with the rest of the industry with real estate holdings, we know we face difficulties in the coming year," he emphasized.

EARNINGS TELECONFERENCE AND WEBCAST

Columbia will conduct a Teleconference and Webcast on Wednesday, January 23, 2008 at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the fourth quarter and year-end 2007. To participate in the call, dial 1-877-407-6180. The live Webcast can be heard by going to Columbia Bancorp's web site, http://www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

The call replay will be available starting two hours after the completion of the live call until January 30, 2008. To listen to the replay dial 1-877-660-6853, account #286 and use access code 266258. The Webcast will be archived on Columbia Bancorp's website.

COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 4 of 7

ABOUT COLUMBIA BANCORP

Columbia Bancorp (http://www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Yakima, Vancouver, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

FORWARD LOOKING STATEMENTS

This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management's present plans and intentions about our strategy, growth, and deployment of resources, and about management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management's current plans, they are subject to various risks and uncertainties which could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectability of our loans, economic and other factors which affect the collectability of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, management's ability to open and generate growth from new branches and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 5 of 7

    INCOME STATEMENT
    (Unaudited)
    (In thousands, except per share data and ratios)

                                  Three Months           Twelve Months
                                     Ended         %         Ended         %
                                  December 31,   Change   December 31,  Change
                                 2007     2006           2007     2006
    Interest income            $19,694  $19,563    1%  $79,524  $70,674   13%
    Interest expense             6,525    5,534   18%   26,508   18,002   47%
    Net interest income before
     provision for loan losses  13,169   14,029   -6%   53,016   52,672    1%
    Provision for loan losses      590      750  -21%    4,740    2,900   63%
    Net interest income
     after provision for
     loan losses                12,579   13,279   -5%   48,276   49,772   -3%

    Non-interest income:
      Service charges and fees   1,158    1,059    9%    4,404    4,316    2%
      Mortgage loan
       origination income          953      907    5%    3,803    3,176   20%
      Financial services
       revenue                     254      222   14%    1,056      871   21%
      Credit card discounts
       and fees                    154      130   18%      561      493   14%
      Other non-interest
       income                      342      158  116%    1,016      965    5%
        Total non-interest
         income                  2,861    2,476   16%   10,840    9,821   10%

    Non-interest expense:
      Salaries and employee
       benefits                  4,787    5,161   -7%   20,427   20,504    -
      Occupancy expense          1,261    1,077   17%    4,697    3,897   21%
      Other non-interest
       expense                   2,822    2,891   -2%   10,950    9,972   10%
        Total non-interest
         expense                 8,870    9,129   -3%   36,074   34,373    5%

    Income before provision
     for income taxes            6,570    6,626   -1%   23,042   25,220   -9%
    Provision for income taxes   2,424    2,423    0%    8,560    9,445   -9%
    Net income                  $4,146   $4,203   -1%  $14,482  $15,775   -8%

    Earnings per common share
      Basic                      $0.41    $0.42   -2%    $1.45    $1.60   -9%
      Diluted                     0.41     0.41    -      1.42     1.55   -8%
    Cumulative dividend per
     common share                 0.10     0.10    -      0.40     0.39    3%

    Book value per common share                         $10.18    $9.12   12%
    Tangible book value per
     common share (1)                                     9.44     8.38   13%

    Weighted average shares
     outstanding
      Basic                      9,997    9,945          9,982    9,890
      Diluted                   10,139   10,200         10,174   10,151
    Actual shares outstanding   10,044    9,980         10,044    9,980



                                       Quarter Ended Year to Date
                           December 31, December 31, December 31, December 31,
    RATIOS                    2007         2006         2007         2006
    Interest rate yield on
     interest-earning
     assets, tax equivalent   8.19%        8.85%        8.40%        8.63%
    Interest rate expense on
     interest-bearing
     liabilities              3.72%        3.57%        3.82%        3.14%
    Interest rate spread,
     tax equivalent           4.47%        5.28%        4.58%        5.49%
    Net interest margin,
     tax equivalent           5.48%        6.36%        5.61%        6.44%
    Efficiency ratio (2)     55.33%       55.31%       56.49%       55.00%
    Return on average assets  1.61%        1.77%        1.43%        1.79%
    Return on average equity 16.28%       18.76%       14.96%       18.72%
    Average equity /
     average assets           9.90%        9.43%        9.55%        9.56%


     (1) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.
     (2) Non-interest expense divided by net interest income and non-interest income.

COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 6 of 7

    BALANCE SHEET
    (Unaudited) (In thousands)

                                                                        Year
                                          December 31,  December 31, over Year
    ASSETS                                    2007          2006      % Change
    Cash and cash equivalents                  $92,224      $148,514    -38%
    Investment securities                       34,182        37,704     -9%
    Loans:
      Commercial loans                         129,018       136,582     -6%
      Agricultural loans                        70,095        86,218    -19%
      Real estate loans                        354,576       347,526      2%
      Real estate loans -- construction        294,398       212,826     38%
      Consumer loans                            11,630        12,540     -7%
      Loans held for sale                        8,139         7,538      8%
      Other loans                               11,208        10,212     10%
        Total gross loans                      879,064       813,442      8%

      Unearned loan fees                        (1,060)       (1,428)    26%
      Allowance for loan losses                (11,174)      (10,143)   -10%
          Net loans                            866,830       801,871      8%

    Property and equipment, net                 21,500        18,089     19%
    Goodwill                                     7,389         7,389      -
    Other assets                                20,583        19,621      5%
           Total assets                     $1,042,708    $1,033,188      1%

    LIABILITIES
    Deposits:
      Non-interest bearing demand
       deposits                               $224,092      $235,037     -5%
      Interest bearing demand deposits         303,235       313,433     -3%
      Savings accounts                          35,784        35,456      1%
      Time certificates                        359,782       275,140     31%
        Total deposits                         922,893       859,066      7%

    Borrowings                                  10,402        74,138    -86%
    Other liabilities                            7,175         8,966    -20%
           Total liabilities                   940,470       942,170      -

    Shareholders' equity                       102,238        91,018     12%
           Total liabilities and
            shareholders' equity            $1,042,708    $1,033,188      1%

COLUMBIA BANCORP RELEASES FOURTH QUARTER EARNINGS
January 23, 2008
Page 7 of 7

    ADDITIONAL FINANCIAL INFORMATION
    (Unaudited) (In thousands, except ratios)

    NON-PERFORMING ASSETS                 December 31, 2007 December 31, 2006
    Delinquent loans on non-accrual
     status                                          $9,865            $4,939
    Delinquent loans on accrual status                    -                 -
    Restructured loans                                   84                52
    Total non-performing loans                        9,949             4,991
    Other real estate owned                             516               203
    Repossessed other assets                              5                 -
    Total non-performing assets                     $10,470            $5,194


    Total non-performing assets / total
     assets                                           1.00%             0.50%



                                             Quarter Ended      Year to Date
                                          December December  December December
    ALLOWANCE FOR CREDIT LOSSES           31, 2007 31, 2006  31, 2007 31, 2006
    Allowance for loan losses, beginning
     of period                             $10,723   $9,916  $10,143   $9,526
    Provision for loan losses                  590      750    4,740    2,900
    Recoveries                                  66      120      309      338
    Charge offs                               (205)    (643)  (4,018)  (1,931)
    Reclassify liability for unfunded loan
     commitments                                 -        -        -     (690)
    Allowance for loan losses, end of
     period                                 11,174   10,143   11,174   10,143
    Liability for unfunded loan
     commitments                               848      763      848      763
    Allowance for credit losses            $12,022  $10,906  $12,022  $10,906

    Allowance for loan losses / gross
     loans                                                     1.27%    1.25%
    Allowance for credit losses / gross
     loans                                                     1.37%    1.34%
    Non-performing loans / allowance for
     loan losses                                              89.03%   49.20%



                                            Quarter Ended Year to Date
                                      December  December  December  December
                                      31, 2007  31, 2006  31, 2007  31, 2006
    FINANCIAL PERFORMANCE
    Average interest-earning assets   $957,067  $879,980   $950,014  $822,336
    Average gross loans                874,843   793,150    859,483   744,067
    Average assets                   1,020,923   942,514  1,013,438   881,081
    Average interest-bearing
     liabilities                       695,275   615,797    693,503   573,311
    Average interest-bearing
     deposits                          684,172   588,371    673,786   539,565
    Average deposits                   906,039   820,241    894,111   759,091
    Average liabilities                919,899   853,630    916,649   796,823
    Average equity                     101,024    88,883     96,790    84,258